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                                                                   EXHIBIT 23.8


                          CONSENT OF INVESTMENT BANKER

         We consent to the inclusion in this Registration Statement on Form S-4 of the form of our opinion attached as Appendix C thereto regarding the fairness, from a financial point of view, of the consideration to be paid in connection with a certain transaction. We also consent to the references to our firm contained in such registration statement including, but not limited to, "The Merger -- Opinion of RPR."





                                        By:  /s/ G. CLYDE BUCK
                                            -----------------------------------
                                             G. Clyde Buck - Managing Director

                                             RAUSCHER PIERCE REFSNES, INC.



Houston, Texas
September 29, 1997